EXHIBIT 99.77D

Changes to Certain of the Funds' Investment Policies

During the six months ended March 31, 2003, certain of the Funds' investment policies were changed as set forth below:

ICON Consumer Discretionary Fund
Effective January 30, 2003

Consumer Discretionary Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the consumer discretionary sector and traded in the U.S. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON Energy Fund
Effective January 30, 2003

Energy Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the energy sector and traded in the U.S. Equity securities in which the Fund may invest include common and preferred stocks.

ICON Financial Fund
Effective January 30, 2003

Financial Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the financial sector and traded in the U.S. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON Healthcare Fund
Effective January 30, 2003

Healthcare Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the healthcare sector and traded in the U.S. Equity securities in which the Fund may invest include common and preferred stocks.

ICON Industrials Fund
Effective January 30, 2003

Industrials Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the industrials sector and traded in the U.S. Equity securities in which the Fund may invest include common and preferred stocks.

ICON Information Technology Fund
Effective January 30, 2003

Information Technology Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the information technology sector and traded in the U.S. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON Leisure and Consumer Staples Fund
Effective January 30, 2003

Leisure and Consumer Staples Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the leisure and consumer staples sector and traded in the U.S. Equity securities in which the Fund may invest include common and preferred stocks.

ICON Materials Fund
Effective January 30, 2003

Materials Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the materials sector and traded in the U.S. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON Telecommunication & Utilities Fund
Effective January 30, 2003

Telecommunication & Utilities Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies in the telecommunication & utilities sector and traded in the U.S. Equity securities in which the Fund may invest include common and preferred stocks.

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ICON Asia-Pacific Region Fund
Effective January 30, 2003

Asia-Pacific Region Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in foreign equity securities of companies with their principal business activities in the Asia-Pacific region. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON North Europe Region Fund
Effective January 30, 2003

North Europe Region Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in foreign equity securities of companies with their principal business activities in the North Europe region. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON South Europe Region Fund
Effective January 30, 2003

South Europe Region Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in foreign equity securities of companies with their principal business activities in the South Europe region. Equity securities in which the Fund may invest include common stocks and preferred stocks.

ICON Short-Term Fixed Income Fund
Effective January 30, 2003

Short-Term Fixed Income Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in fixed-income U.S. Treasury obligations, obligations issued or guaranteed by the agencies and instrumentalities of the U.S. government and repurchase agreements involving those obligations. The Fund may also invest in short-term commercial paper. The maximum remaining maturity of any single issue will be two years, with the exception of floating rate securities that reset at least annually. Under normal conditions, the Fund's duration will range from 6 months to 18 months.

ICON Core Equity Fund
Effective January 30, 2003

Core Equity Fund's investment policies were changed to state that the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities traded in the U.S. Equity securities in which the Fund may invest include common and preferred stocks.